Exhibit 99.1

NEWS RELEASE	Gerber Scientific, Inc. 24 Industrial Park Road West Tolland, CT 06084 USA 860-870-2890 phone 860-870-2891 fax www.gerberscientific.com

For Immediate Release

GERBER SCIENTIFIC, INC. SIGNS DEFINITIVE MERGER AGREEMENT WITH VECTOR CAPITAL; SHAREHOLDERS TO RECEIVE $11.00 IN CASH PER SHARE PLUS RIGHT TO CERTAIN CONTINGENT CASH PAYMENTS

TOLLAND, CT – June 13, 2011 – Gerber Scientific, Inc. (NYSE: GRB) (the “Company” or “Gerber Scientific”), and Vector Capital Corporation (“Vector”) today announced that they have entered into a definitive merger agreement under which  funds affiliated with Vector will acquire the Company.

Under the terms of the merger agreement, the shareholders of the Company will receive $11.00 per share in cash, or approximately $281.8 million in total.  The cash consideration represents a 24% premium to the Company’s average closing share price over the last 30 days and a 35% premium to the closing share price on Friday, June 10, 2011.  In addition to the cash payment, each shareholder of the Company will receive for each share they own a non-transferable right to receive contingent cash payments at future times, if recoveries are made pursuant to certain litigation claims in respect of U.S. Patent 5,537,135 (a computerized “print to cut” technology patent).

After a thorough assessment, the Board of Directors of the Company (the “Board”) unanimously adopted the merger agreement.

“This merger is a very positive development for our shareholders, employees, customers and business partners,” said Donald P. Aiken, Gerber Scientific Chairman of the Board. “We are very excited to open a new chapter in our 60+ year heritage as a technology innovator through our new partnership with Vector, a leading technology investment firm. Vector has a proven track record as a value-added partner to its portfolio companies, and we believe that their technology expertise and financial resources will enable us to continue to provide superior products and service to our customers worldwide, while growing our global footprint.”

Amish Mehta, a Partner at Vector, added, “We are very excited to partner with Gerber Scientific’s talented team to continue to grow their leading technology business. The business that Gerber Scientific’s team has built, coupled with its great product offerings, makes it an ideal fit for our portfolio of cutting edge technology companies. We believe our support, combined with Gerber Scientific’s product strategy, employee talent and strong customer relationships will enable Gerber Scientific to further define itself as a leading player in the Apparel and Industrial market segment.”

The merger agreement permits the Board to solicit, receive, evaluate and enter into negotiations with respect to alternative proposals through July 25, 2011.  The Board, with the assistance of its advisors, will actively solicit alternative proposals during this period.  There can be no assurance that this process will result in a superior offer.  If there is no superior offer, the transaction is expected to close in the second half of calendar 2011, subject to customary approvals and closing conditions. Completion of the transaction also requires approval by a majority of the outstanding shares of the Company.

Vector has secured committed debt financing from Fortress Credit Corporation.  However, financing is not a condition to the closing of the transaction.

RA Capital Advisors is acting as financial advisor and Cravath, Swaine & Moore LLP is acting as legal advisor to the Board.  Davis Polk & Wardwell LLP is acting as legal advisor to Vector.

About Gerber Scientific, Inc.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for the sign making, specialty graphics, packaging, apparel and industrial industries.  Headquartered in Tolland, Connecticut, the Company operates through three primary businesses:  Gerber Scientific Products, Spandex and Gerber Technology.

About Vector Capital

With over $2 billion of capital, Vector Capital is a leading global private equity firm specializing  in spinouts, buyouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the private and public markets. Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and shareholders. Among Vector’s notable investments are Aladdin Knowledge Systems, Certara, Corel, LANDesk, Precise Software, Printronix, RAE Systems, Register.com, SafeNet, Savi Technology, Trafficmaster, WatchGuard Technologies, and WinZip. For more information, visit www.vectorcapital.com.

Important Information

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement regarding the proposed acquisition of the Company by Vector.  Investors and security holders are urged to read the proxy statement relating to such acquisition and any other relevant documents filed with the SEC when they become available because they will contain important information.  Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com.  In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Gerber Scientific, Inc., c/o Investor Relations, 24 Industrial Park Road West, Tolland, CT  06084 USA, telephone: 860-870-2890.

Certain Information Regarding Participants

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed acquisition of the Company by Vector.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which was filed with the SEC on June 30, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 19, 2010.  To the extent holdings of Company securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed acquisition of the Company by Vector when it is filed by the Company with the SEC.  These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com.

Forward-looking Statements

Any statements in this news release not relating to historical matters are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “will,” “could,” “should,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. The forward-looking statements contained in this news release involve risks and uncertainties regarding the Company’s expected financial condition, results of operations and cash flows. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the SEC, including but not limited to, the information included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, but are not limited to, delays in the Company’s new product development and commercialization, intense competition in markets for each of the Company’s operating segments, rapid technological advances, availability and cost of raw materials, adverse economic and credit market conditions, volatility in foreign currency exchange rates, fluctuations in interest rates and the parties’ ability to consummate the proposed acquisition of the Company by Vector.   Actual future results or events may differ materially from these forward-looking statements. The forward-looking statements contained in this release are made as of the date of this release and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.

Contacts: Michael R. Elia, Exec. VP and CFO Tele: 860-870-2890	Melodye Demastus, Investor Relations Tele: 614.771.8810 mdemastus@columbus.rr.com
Robert E. Swadosh, Media Relations Tele: 212-922-0900 rswadosh@dgi-nyc.com

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